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                                                                  Exhibit 11.1

                         VENTANA MEDICAL SYSTEMS, INC.
                           NET LOSS PER COMMON SHARE

                                                                                                     Three Months Ended
                                                       Year Ended December 31                             March 31
                                         -----------------------------------------------------------------------------------
                                             1993              1994             1995              1995              1996
                                         -----------------------------------------------------------------------------------
                                                                                                        (Unaudited)
Historical
- ----------
Net loss                                 (4,979,000)       (5,270,000)       (2,269,000)         (834,000)       (7,269,000)
Less accretion of preferred
  stock redemption requirement           (1,796,000)       (1,983,000)       (2,436,000)         (579,000)         (605,000)
                                         -----------------------------------------------------------------------------------
Net loss applicable to common stock      (6,775,000)       (7,252,000)       (5,705,000)       (1,413,000)       (7,874,000)
                                         ===================================================================================
Weighted average common shares
  outstanding                               857,191           917,179           957,280           903,013         1,119,455
Stock options and restricted stock
  issued within one year of initial
  filing (May 24, 1996)                   1,092,779         1,092,779         1,092,779         1,092,779         1,092,779
                                         -----------------------------------------------------------------------------------
Weighted average common shares and
  common share equivalents
  outstanding during the period           1,949,970         2,009,958         2,050,059         1,995,792         2,212,234
                                         ===================================================================================
Net loss per share                           $(3.47)           $(3.66)           $(2.78)           $(0.71)           $(4.93)
                                         ===================================================================================

                                          Year Ended           Three Months Ended
                                         December 31                March 31
                                        -----------------------------------------------
                                           1995              1995              1996
                                        -----------------------------------------------
Pro Forma
- ---------
Net loss                                (3,269,000)        (834,000)        (7,269,000)
                                        ===============================================
Weighted average common shares
  outstanding                              957,280          903,013          1,119,455
Assumed conversion of Series A,
  C, and D preferred shares              6,579,489        6,499,219          6,648,291
Assumed exercise of Series D
  warrants                                  34,085           34,085             34,085
Stock options and restricted stock
  issued within one year of initial
  filing (May 24, 1996)                  1,092,779        1,092,779          1,092,779
                                        -----------------------------------------------
Weighted average common shares and
  common share equivalents
  outstanding during the period          8,663,633        8,529,096          8,894,610
                                        ===============================================
Net loss per share                          $(0.38)          $(0.10)            $(1.16)
                                        ===============================================